Exhibit 10.2

LIMITED WAIVER AND AMENDMENT AGREEMENT

This Limited Waiver and Amendment Agreement (the “Agreement”), dated as of December 1, 2025, is by and between Inspire Veterinary Partners, Inc., a Nevada corporation (the “Company”), and the holder identified on the signature page hereto (the “Holder”).

R E C I T A L S

A. Reference is made to that certain Securities Purchase Agreement, dated as of July 28, 2025 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of September 9, 2025, the “Securities Purchase Agreement”), by and among the Company and the investors signatory thereto (the “Buyers”), pursuant to which, among other things, the Company issued to the Buyers certain shares of Series B Preferred Stock, $0.0001 par value, of the Company (the “Preferred Shares”), the terms of which are set forth in that certain certificate of designations for the Preferred Shares (the “Certificate of Designations”). Capitalized terms used but not defined herein shall have the meaning set forth in the Securities Purchase Agreement.

B. Pursuant to Section 9 of the Certificate of Designations, the Company has the right to redeem all, but not less than all, of the Preferred Shares then outstanding.

C. The Company desires to redeem 2,027 Preferred Shares (the “Partial Redemption”), which represents a portion of the Preferred Shares outstanding.

D. Pursuant to (i) Section 31(b) of the Certificate of Designations, the Required Holder may consent to waive certain terms of the Certificate of Designations, and (ii) Section 9(e) of the Securities Purchase Agreement, the Company and the Required Holder may amend the terms of the Securities Purchase Agreement, which amendment shall be binding on all Buyers and holders of Securities.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the Company and the Holder agree as follows:

A G R E E M E N T

1. Limited Waiver. The Holder, in its capacity as the Required Holder, hereby agrees to waive, in part, Section 9 of the Certificate of Designations, such that the Company is permitted to redeem less than all of the Preferred Shares outstanding, solely with respect to the Partial Redemption and not with respect to any other redemption of Preferred Shares (collectively, the “Limited Waiver”) and, upon the due execution and delivery by the Company and the Holder of this Amendment (the “Effective Time”), this Agreement shall be effective as of the date hereof.

2. Limitation of Waiver. The Limited Waiver set forth herein constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

3. Amendment. The definition of “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Amendment.

4. Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

5. Fees. The Company shall reimburse Kelley Drye & Warren, LLP (counsel to the Holder) in an aggregate non-accountable amount of $[___] for costs and expenses incurred by it in connection with drafting and negotiation of this Agreement. Each party to this Agreement shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except as provided in the previous sentence and except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

6. Miscellaneous.

6.1 Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Amendment or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Holder shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, or any other Transaction Document and the Company acknowledges that the Holder and the other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any other amendment and any other Transaction Document. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment, any other amendment or out of any other Transaction Documents, and it shall not be necessary for any other Buyers to be joined as an additional party in any proceeding for such purpose.

6.2 No Material Non-Public Information. Nothing in this Agreement, including, without limitation, the transactions contemplated hereby, constitutes material non-public information. As of the time of execution of this Agreement, the Holder is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. In addition, the Company acknowledges and agrees that, as of the time of execution of this Agreement, any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder)(it being understood and agreed that no other holder may bind the Holder with respect thereto), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

6.3 Miscellaneous Provisions. Section 9 of the Securities Purchase Agreements is hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INSPIRE VETERINARY PARTNERS, INC.

By:
Name:
Title:

[Signature Page to Limited Waiver Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HOLDER:

By:
Name:
Title: